Citizens Financial Group, Inc. Reports First Quarter 2025 Net Income of
$373 million and EPS of $0.77
CET1 ratio of 10.6%; LDR 77.5%

	Key Financial Data	1Q25	4Q24	1Q24	First Quarter 2025 Highlights

Income Statement	($s in millions)
■EPS of $0.77 and ROTCE of 9.6%
■PPNR of $621 million, down 9% QoQ on an Underlying basis
–NII down 1.5%, driven by day count; NIM of 2.90%, up 3 bps
–Fees down 3.5%, primarily reflecting seasonality and uncertain market conditions impact on Capital Markets; strong growth in Wealth fees and FX and derivatives revenue
–Expenses up 1.7%, primarily driven by seasonal impacts
■Entered agreement to sell ~$1.9 billion of Non-Core education loans (“Non-Core transaction”); $200 million settled in 1Q25, remainder to settle ratably each quarter through 2025
■Net charge-offs of 58 bps, reflects the impact of the Non-Core transaction; excluding this transaction, net charge-offs are 51 bps, down slightly QoQ, with favorable trends in NPAs
■Strong ACL coverage of 1.61%, broadly stable QoQ and reflects improving loan mix
■Period-end loans down 1% QoQ, reflects the ~$1.9 billion Non-Core transaction and reclassification to loans held for sale; Core loans up ~1% QoQ
■Spot deposits up 2% QoQ; Private Bank deposits up $1.7 billion to $8.7 billion
■Strong liquidity profile; spot LDR of 77.5%; pro forma LCR of 122% exceeds Category 1 Bank requirement of 100%
■Strong CET1 ratio of 10.64%
■TBV/share of $33.97, up 5% QoQ, reflects the AOCI impact of lower long-term rates

	Total revenue	$1,935	$1,986	$1,959
	Pre-provision profit	621	670	601
	Underlying pre-provision profit	621	684	683
	Provision for credit losses	153	162	171
	Net income	373	401	334
	Underlying net income	373	412	395

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$137.6	$139.2	$143.2
	Average loans and leases	139.7	140.9	144.8
	Period-end deposits	177.6	174.8	176.4
	Average deposits	172.7	174.3	176.1
	Period-end loan-to-deposit ratio	77.5%	79.6%	81.2%
	NCO ratio	0.58%	0.53%	0.50%

Financial Metrics	Diluted EPS	$0.77	$0.83	$0.65
	Underlying Diluted EPS	0.77	0.85	0.79
	ROTCE	9.6%	10.4%	8.9%
	Underlying ROTCE	9.6	10.7	10.6
	Net interest margin, FTE	2.90	2.87	2.91
	Efficiency ratio	67.9	66.3	69.3
	Underlying efficiency ratio	67.9	65.4	65.1
	CET1	10.6%	10.8%	10.6%
	TBV/Share	$33.97	$32.34	$30.19

Notable Items		1Q25		4Q24		1Q24
	($s in millions except per share data)	Pre-tax $	EPS	Pre-tax $	EPS	Pre-tax $	EPS
	Integration-related	$—	$—	$(2)	$—	$(3)	$(0.01)
	TOP/FDIC-related/Other	—	—	(12)	(0.02)	(79)	(0.13)
	Total	$—	$—	$(14)	$(0.02)	$(82)	$(0.14)

*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.

Comments from Chairman and CEO Bruce Van Saun
“We were pleased with our execution in Q1 as we delivered financial results in line with our expectations, as well as strong progress on our strategic initiatives like the Private Bank/Private Wealth buildout,” said Chairman and CEO Bruce Van Saun. “We struck an agreement to sell our purchased student loan portfolio, accelerating Non-Core rundown and freeing capital and liquidity. Our balance sheet remains robust. While the second quarter has seen heightened uncertainty given policy decisions in Washington, we believe we will be able to successfully navigate through the challenges given our strong business positioning and our financial and operating discipline.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on May 14, 2025 to shareholders of record at the close of business on April 30, 2025.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				1Q25 change from
($s in millions, except per share data)	1Q25	4Q24	1Q24	4Q24			1Q24
Earnings				$/bps		%	$/bps		%
Net interest income	$1,391	$1,412	$1,442	$(21)		(1)%	$(51)		(4)%
Noninterest income	544	574	517	(30)		(5)	27		5
Total revenue	1,935	1,986	1,959	(51)		(3)	(24)		(1)
Noninterest expense	1,314	1,316	1,358	(2)		—	(44)		(3)
Pre-provision profit	621	670	601	(49)		(7)	20		3
Provision for credit losses	153	162	171	(9)		(6)	(18)		(11)
Net income	373	401	334	(28)		(7)	39		12
Preferred dividends	33	34	30	(1)		(3)	3		10
Net income available to common stockholders	$340	$367	$304	$(27)		(7)%	$36		12%
After-tax notable Items	—	11	61	(11)		(100)	(61)		(100)
Underlying net income	$373	$412	$395	$(39)		(9)%	$(22)		(6)%
Underlying net income available to common stockholders	340	378	365	(38)		(10)	(25)		(7)
Average common shares outstanding
Basic (in millions)	438.3	440.8	461.4	(2.5)		(1)	(23.0)		(5)
Diluted (in millions)	442.2	444.8	463.8	(2.6)		(1)	(21.6)		(5)
Diluted earnings per share	$0.77	$0.83	$0.65	$(0.06)		(7)%	$0.12		18%
Underlying diluted earnings per share	0.77	0.85	0.79	(0.08)		(9)	(0.02)		(3)
Performance metrics
Net interest margin	2.89%	2.86%	2.90%	3	bps		(1)	bp
Net interest margin, FTE	2.90	2.87	2.91	3			(1)
Effective income tax rate	20.3	21.0	22.3	(78)			(202)
Efficiency ratio	67.9	66.3	69.3	164			(142)
Underlying efficiency ratio	67.9	65.4	65.1	255			286
Return on average tangible common equity	9.6	10.4	8.9	(72)			78
Underlying return on average tangible common equity	9.6	10.7	10.6	(102)			(101)
Return on average total tangible assets	0.73	0.76	0.63	(3)			10
Underlying return on average total tangible assets	0.73%	0.78%	0.75%	(5)	bps		(2)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.6%	10.8%	10.6%
Total capital ratio	13.9	14.0	13.8
Tier 1 leverage ratio	9.4	9.4	9.3
Tangible common equity ratio	7.0	6.8	6.5
Allowance for credit losses to loans and leases	1.61%	1.62%	1.61%	(1)	bp		—	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	1.15%	1.20%	1.02%	(5)	bps		13	bps
Allowance for credit losses to nonaccrual loans and leases	140	136	157	4			(17)
Net charge-offs as a % of average loans and leases	0.58%	0.53%	0.50%	5	bps		8	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) Current reporting-period regulatory capital ratios are preliminary.
(3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				1Q25 change from
($s in millions, except per share data)	1Q25	4Q24	1Q24	4Q24			1Q24
				$/bps		%	$/bps		%
Net interest income	$1,391	$1,412	$1,442	$(21)		(1)%	$(51)		(4)%
Noninterest income	544	564	514	(20)		(4)	30		6
Total revenue	$1,935	$1,976	$1,956	$(41)		(2)%	$(21)		(1)%
Noninterest expense	1,314	1,292	1,273	22		2	41		3
Provision for credit losses	153	162	171	(9)		(6)	(18)		(11)
Net income available to common stockholders	$340	$378	$365	$(38)		(10)%	$(25)		(7)%
Performance metrics
EPS	$0.77	$0.85	$0.79	$(0.08)		(9)%	$(0.02)		(3)%
Efficiency ratio	67.9%	65.4%	65.1%	255	bps		286	bps
Return on average tangible common equity	9.6%	10.7%	10.6%	(102)	bps		(101)	bps

Consolidated balance sheet summary(1):

				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24			1Q24
				$/bps		%	$/bps		%
Total assets	$220,148	$217,521	$220,448	$2,627		1%	$(300)		—%
Total loans and leases	137,635	139,203	143,188	(1,568)		(1)	(5,553)		(4)
Total loans held for sale	2,820	858	555	1,962		229	2,265		NM
Deposits	177,576	174,776	176,428	2,800		2	1,148		1
Stockholders' equity	24,866	24,254	23,761	612		3	1,105		5
Stockholders' common equity	22,753	22,141	21,747	612		3	1,006		5
Tangible common equity	$14,867	$14,246	$13,844	$621		4%	$1,023		7%
Loan-to-deposit ratio (period-end)(2)	77.5%	79.6%	81.2%	(214)	bps		(365)	bps
Loan-to-deposit ratio (average)(2)	80.9%	80.9%	82.2%	1	bp		(135)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
There are no notable items in first quarter 2025, as our intention going forward is to limit these to those items of greatest significance. Fourth quarter 2024 and first quarter 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and a notable item for an industry-wide FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	1Q25		4Q24		1Q24
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$—	$—	$(2)	$(1)	$(2)	$(1)
Equipment and software	—	—	—	—	—	—
Outside services	—	—	—	—	(1)	(1)
Occupancy	—	—	—	—	—	—
Other expense	—	—	—	—	—	—
Noninterest expense	$—	$—	$(2)	$(1)	$(3)	$(2)

EPS Impact - Noninterest expense		$—		$—		$(0.01)

Total Integration-related	$—	$—	$(2)	$(1)	$(3)	$(2)

EPS Impact - Total Integration-related		$—		$—		$(0.01)

Other notable items - TOP & Other	1Q25		4Q24		1Q24
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$—

Noninterest income	—	—	10	8	3	2

Salaries & benefits	—	—	(15)	(12)	(15)	(11)
Equipment and software	—	—	(3)	(2)	(8)	(6)
Outside services	—	—	(4)	(3)	(11)	(9)
Occupancy	—	—	(5)	(4)	(7)	(5)
FDIC special assessment(1)	—	—	9	6	(35)	(26)
Other expense	—	—	(4)	(3)	(6)	(4)
Noninterest expense	$—	$—	$(22)	$(18)	$(82)	$(61)

Total Other Notable Items	$—	$—	$(12)	$(10)	$(79)	$(59)

EPS Impact - Other Notable Items		$—		$(0.02)		$(0.13)

Total Notable Items	$—	$—	$(14)	$(11)	$(82)	$(61)

Total EPS Impact		$—		$(0.02)		$(0.14)
(1) The FDIC special assessment earnings per share impact is $0.01 and $(0.06) for fourth quarter 2024 and first 2024 respectively.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24			1Q24
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,845	$1,931	$2,071	$(86)		(4)%	$(226)		(11)%
Investment securities	418	419	399	(1)		—	19		5
Interest-bearing deposits in banks	89	112	140	(23)		(21)	(51)		(36)
Total interest income	$2,352	$2,462	$2,610	$(110)		(4)%	$(258)		(10)%
Interest expense:
Deposits	$795	$883	$987	$(88)		(10)%	$(192)		(19)%
Short-term borrowed funds	8	1	7	7		NM	1		14
Long-term borrowed funds	158	166	174	(8)		(5)	(16)		(9)
Total interest expense	$961	$1,050	$1,168	$(89)		(8)%	$(207)		(18)%
Net interest income	$1,391	$1,412	$1,442	$(21)		(1)%	$(51)		(4)%

Net interest margin, FTE	2.90%	2.87%	2.91%	3	bps		(1)	bp

First quarter 2025	vs.	fourth quarter 2024
Net interest income of $1.4 billion decreased 1.5%, reflecting day count impact of $28 million and slightly lower interest-earning assets, partially offset by the benefit of higher net interest margin.
•Net interest margin of 2.90% increased 3 basis points, given the benefit of lower deposit costs, including improved deposit mix, Non-Core runoff, and lower terminated swap impact, partially offset by the impact of variable-rate asset repricing, net of receive-fixed swaps.
•Interest-bearing deposit costs were down 18 basis points; total deposit costs were down 15 basis points, and total cost of funds were down 14 basis points to 2.09%.

First quarter 2025	vs.	first quarter 2024
Net interest income of $1.4 billion decreased 4%, primarily reflecting a 3% decline in average interest-earning assets.
•Net interest margin of 2.90% decreased 1 basis point, as the impact of variable-rate asset repricing was largely offset by the benefit of lower funding costs, Non-Core runoff and fixed-rate asset repricing.

Citizens Financial Group, Inc.

Noninterest Income				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24		1Q24
				$	%	$	%
Service charges and fees	$109	$109	$96	$—	—%	$13	14%
Capital markets fees	100	121	118	(21)	(17)	(18)	(15)
Card fees	83	97	86	(14)	(14)	(3)	(3)
Wealth fees(1)	81	75	68	6	8	13	19
Mortgage banking fees	59	60	49	(1)	(2)	10	20
Foreign exchange and derivative products	39	35	36	4	11	3	8
Letter of credit and loan fees	44	45	42	(1)	(2)	2	5
Securities gains, net	7	4	5	3	75	2	40
Other income(2)	22	28	17	(6)	(21)	5	29
Noninterest income	$544	$574	$517	$(30)	(5)%	$27	5%
Underlying, as applicable
Card fees	$83	$86	$83	$(3)	(3)	$—	—
Other income(2)	$22	$29	$17	$(7)	(24)	$5	29
Underlying noninterest income	$544	$564	$514	$(20)	(4)%	$30	6%
(1) Effective for 2Q24, Trust and Investment services fees was renamed to Wealth Fees to better reflect the broad range of wealth-related management fees and services provided to our customers.
(2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

First quarter 2025	vs.	fourth quarter 2024
Underlying noninterest income of $544 million decreased $20 million, or 3.5%.
•Capital markets fees decreased $21 million, primarily driven by seasonality in M&A, with some deals pushed out given market conditions, and lower loan syndication fees, partially offset by increased bond and equity underwriting fees. M&A pipeline is at all time highs in terms of number and volume of transactions.
•Wealth fees increased $6 million, reflecting higher sales of annuity products.
•Foreign exchange and derivative products revenue increased $4 million, driven by increased client hedging activity in commodities.
•Card fees decreased $3 million, given lower seasonal volumes.

First quarter 2025	vs.	first quarter 2024
Underlying noninterest income of $544 million increased $30 million, or 6%.
•Service charges and fees increased $13 million, primarily driven by higher cash management and overdraft fees.
•Capital markets fees decreased $18 million, reflecting lower M&A fees partially offset by higher loan syndication and bond underwriting fees.
•Wealth fees increased $13 million, reflecting growth in Private Bank AUM.
•Mortgage banking fees increased $10 million, driven by higher MSR valuation, net of hedging.
•Foreign exchange and derivative products revenue increased $3 million, given increased client activity in commodities and foreign exchange hedging, partially offset by lower interest rate hedging.

Citizens Financial Group, Inc.

Noninterest Expense				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24		1Q24
				$	%	$	%
Salaries and employee benefits	$696	$674	$691	$22	3%	$5	1%
Equipment and software	194	193	192	1	1	2	1
Outside services	155	170	158	(15)	(9)	(3)	(2)
Occupancy	112	112	114	—	—	(2)	(2)
Other operating expense	157	167	203	(10)	(6)	(46)	(23)
Noninterest expense	$1,314	$1,316	$1,358	$(2)	—%	$(44)	(3)%
Notable items	$—	$24	$85	$(24)	(100)%	$(85)	(100)%

Underlying, as applicable
Salaries and employee benefits	$696	$657	$674	$39	6%	$22	3%
Equipment and software	194	190	184	4	2	10	5
Outside services	155	166	146	(11)	(7)	9	6
Occupancy	112	107	107	5	5	5	5
Other operating expense	157	172	162	(15)	(9)	(5)	(3)
Underlying noninterest expense	$1,314	$1,292	$1,273	$22	2%	$41	3%

First quarter 2025	vs.	fourth quarter 2024
Underlying noninterest expense of $1.3 billion increased 1.7%.
•Salaries and employee benefits increased $39 million, primarily reflecting a seasonal increase in payroll taxes.
•Equipment and software expense increased $4 million, given increased platform costs tied to higher volumes.
•Outside services decreased $11 million, reflecting lower vendor-related costs from elevated levels.
•Occupancy increased $5 million, primarily due to seasonal increase in branch maintenance and utilities.
•Other operating expense decreased $15 million, primarily reflecting lower marketing-related costs.
The effective tax rate was 20.3% in first quarter 2025, compared with 21.2% on an Underlying basis in fourth quarter 2024, primarily reflecting a higher benefit from tax-advantage investments.

First quarter 2025	vs.	first quarter 2024
Underlying noninterest expense of $1.3 billion increased 3%.
•Salaries and employee benefits increased $22 million, reflecting hiring related to the Private Bank and Private Wealth build-out, as well as a broader increase in salaries and benefits.
•Equipment and software increased $10 million, given increased platform costs tied to higher volumes as well as continued technology investment.
•Outside services increased $9 million, largely driven by investments across Consumer and the Private Bank.
•Occupancy increased $5 million, primarily driven by branch transformation efforts and the build-out of Private Bank offices.
•Other operating expense decreased $5 million, primarily reflecting lower fraud losses.
The effective tax rate was 20.3% in first quarter 2025 compared with 22.8% on an Underlying basis in first quarter 2024, primarily given lower stock-related compensation.

Citizens Financial Group, Inc.

Interest-earning assets				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24		1Q24
Period-end interest-earning assets				$	%	$	%
Investments	$43,544	$42,217	$41,127	$1,327	3%	$2,417	6%
Interest-bearing deposits in banks	11,144	9,827	10,893	1,317	13	251	2
Commercial loans and leases	70,508	69,776	72,823	732	1	(2,315)	(3)
Retail loans	67,127	69,427	70,365	(2,300)	(3)	(3,238)	(5)
Total loans and leases	137,635	139,203	143,188	(1,568)	(1)	(5,553)	(4)
Loans held for sale, at fair value	2,820	858	555	1,962	229	2,265	NM
Total loans and leases and loans held for sale	140,455	140,061	143,743	394	—	(3,288)	(2)
Total period-end interest-earning assets	$195,143	$192,105	$195,763	$3,038	2%	$(620)	—%
Average interest-earning assets
Investments(1)	$46,069	$44,823	$43,905	$1,246	3%	$2,164	5%
Interest-bearing deposits in banks	8,092	9,459	10,268	(1,367)	(14)	(2,176)	(21)
Commercial loans and leases	70,612	71,355	73,842	(743)	(1)	(3,230)	(4)
Retail loans	69,098	69,592	70,980	(494)	(1)	(1,882)	(3)
Total loans and leases	139,710	140,947	144,822	(1,237)	(1)	(5,112)	(4)
Loans held for sale, at fair value	1,187	1,384	1,073	(197)	(14)	114	11
Total loans and leases and loans held for sale	140,897	142,331	145,895	(1,434)	(1)	(4,998)	(3)
Total average interest-earning assets	$195,058	$196,613	$200,068	$(1,555)	(1)%	$(5,010)	(3)%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

First quarter 2025	vs.	fourth quarter 2024
Period-end interest-earning assets of $195.1 billion were up 2% reflecting a $1.3 billion increase in investments in securities and $1.3 billion increase in cash held in interest-bearing deposits. Total loans and leases were down $1.6 billion, reflecting an agreement entered into during the first quarter to sell ~$1.9 billion of Non-Core education loans (“Non-Core transaction”) and the reclassification of these loans to held for sale. Excluding the impact of this transaction, loans and leases were broadly stable, as growth in the Private Bank, higher line utilization in Commercial, and growth in mortgage and home equity was largely offset by runoff in Non-Core loans and commercial real estate paydowns.
Average interest-earning assets of $195.1 billion decreased $1.6 billion, largely driven by a $1.2 billion decrease in total loans and leases, reflecting a decline in Commercial of $743 million, driven primarily by market conditions impacting client demand. In addition, retail decreased $494 million, given the impact of Non-Core runoff, with growth in the Private Bank providing a partial offset. The $1.4 billion decrease in cash held in interest-bearing deposits was largely offset by a $1.2 billion increase in investments.
The average effective duration of the securities portfolio was 3.6 years, compared with 3.7 years at December 31, 2024 and 3.8 years at March 31, 2024.

First quarter 2025	vs.	first quarter 2024
Period-end interest-earning assets of $195.1 billion was broadly stable, as a $3.3 billion decrease in total loans and leases and loans held for sale was largely offset by a $2.4 billion increase in investments in securities and a $251 million increase in investments in cash held in interest-bearing deposits. The decrease in loans and leases is driven by a $3.2 billion decrease in retail reflecting the continued Non-Core portfolio runoff and the Non-Core transaction, partially offset by growth in home equity and mortgage, including in the Private Bank. Results also include a decrease in Commercial loans of $2.3 billion reflecting paydowns in commercial real estate, balance sheet optimization and market conditions impacting client demand, partially offset by growth in the Private Bank.
Average interest-earning assets of $195.1 billion decreased $5.0 billion, or 3%, reflecting a $5.0 billion decrease in total loans and leases and loans held for sale. A $2.2 billion increase in investments in securities was offset by a $2.2 billion decrease in cash held in interest-bearing deposits.

Citizens Financial Group, Inc.

Deposits				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24		1Q24
Period-end deposits				$	%	$	%
Non-interest bearing demand	$37,556	$36,920	$36,593	$636	2%	$963	3%
Money market	55,996	55,321	52,182	675	1	3,814	7
Checking with interest	34,456	33,246	34,487	1,210	4	(31)	—
Savings	25,765	25,976	27,912	(211)	(1)	(2,147)	(8)
Time	23,803	23,313	25,254	490	2	(1,451)	(6)
Total period-end deposits	$177,576	$174,776	$176,428	$2,800	2%	$1,148	1%
Average deposits
Non-interest bearing demand	$36,543	$36,704	$36,684	$(161)	—%	$(141)	—%
Money market	54,432	54,548	52,926	(116)	—	1,506	3
Checking with interest	32,693	32,720	32,302	(27)	—	391	1
Savings	25,760	26,237	27,745	(477)	(2)	(1,985)	(7)
Time	23,277	24,053	26,447	(776)	(3)	(3,170)	(12)
Total average deposits	$172,705	$174,262	$176,104	$(1,557)	(1)%	$(3,399)	(2)%

First quarter 2025	vs.	fourth quarter 2024
Total period-end deposits of $177.6 billion are up 2%, reflecting $1.7 billion of growth in the Private Bank and a $1.4 billion increase in Consumer deposits, partially offset by a decline in Commercial given seasonality. Non-interest bearing demand deposits increased $636 million, largely reflecting growth in the Private Bank partially offset by seasonal decline in Commercial.
Average deposits of $172.7 billion decreased 1%, driven by seasonally lower Commercial deposits and a reduction in higher-cost Treasury deposits largely offset by the increase in Private Bank and Consumer deposits.

First quarter 2025	vs.	first quarter 2024
Total period-end deposits of $177.6 billion increased 1%, driven by growth in the Private Bank of $6.3 billion, and increase in Consumer deposits, partially offset by a reduction in higher-cost Treasury deposits and lower Commercial balances.
Average deposits of $172.7 billion decreased 2%.

Citizens Financial Group, Inc.

Borrowed Funds				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24		1Q24
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$47	$—	$9	$47	100%	$38	NM
Long-term borrowed funds
FHLB advances	42	53	2,036	(11)	(21)	(1,994)	(98)
Senior debt	7,568	7,168	6,414	400	6	1,154	18
Subordinated debt and other debt	1,772	1,805	1,825	(33)	(2)	(53)	(3)
Auto collateralized borrowings	2,885	3,375	3,529	(490)	(15)	(644)	(18)
Total borrowed funds	$12,314	$12,401	$13,813	$(87)	(1)%	$(1,499)	(11)%
Average borrowed funds
Short-term borrowed funds	$675	$41	$498	$634	NM	$177	36%
Long-term borrowed funds
FHLB advances	595	172	2,272	423	NM	(1,677)	(74)
Senior debt	7,133	7,316	6,113	(183)	(3)	1,020	17
Subordinated debt and other debt	1,809	1,808	1,821	1	—	(12)	(1)
Auto collateralized borrowings	3,120	3,593	3,458	(473)	(13)	(338)	(10)
Total average borrowed funds	$13,332	$12,930	$14,162	$402	3%	$(830)	(6)%

First quarter 2025	vs.	fourth quarter 2024
Period-end borrowed funds were down slightly reflecting a decrease in collateralized borrowings on auto loans of $490 million given runoff of the associated portfolio, largely offset by an increase in senior debt of $400 million, reflecting a $750 million issuance and $350 million redemption in the quarter. FHLB advances were stable at low levels.
Average borrowed funds increased $402 million, reflecting a $634 million increase in short-term borrowed funds and $423 million increase in FHLB advances, partially offset by a $473 million decrease in auto collateralized borrowings.

First quarter 2025	vs.	first quarter 2024
Period-end borrowed funds decreased by $1.5 billion, given a decrease of $2.0 billion in FHLB advances and $644 million in auto collateralized borrowings, partially offset by a $1.2 billion increase in senior debt given issuances.
Average borrowed funds decreased by $830 million, reflecting a decrease of $1.7 billion in FHLB advances and $338 million in auto collateralized borrowings, given runoff of the Non-Core portfolio, partially offset by a $1.0 billion increase in senior debt issuances.

Citizens Financial Group, Inc.

Capital				1Q25 change from
($s and shares in millions, except per share data)	1Q25	4Q24	1Q24	4Q24		1Q24
Period-end capital				$	%	$	%
Stockholders' equity	$24,866	$24,254	$23,761	$612	3%	$1,105	5%
Stockholders' common equity	22,753	22,141	21,747	612	3	1,006	5
Tangible common equity	14,867	14,246	13,844	621	4	1,023	7
Tangible book value per common share	$33.97	$32.34	$30.19	$1.63	5%	$3.78	13%
Common shares - at end of period	437.7	440.5	458.5	(2.9)	(1)	(20.8)	(5)
Common shares - average (diluted)	442.2	444.8	463.8	(2.6)	(1)%	(21.6)	(5)%
Common equity tier 1 capital ratio(1)	10.6%	10.8%	10.6%
Total capital ratio(1)	13.9	14.0	13.8
Tangible common equity ratio	7.0	6.8	6.5
Tier 1 leverage ratio(1)	9.4	9.4	9.3
(1) Current reporting-period regulatory capital ratios are preliminary.

First quarter 2025
•The CET1 capital ratio of 10.6% as of March 31, 2025 compares with 10.8% at December 31, 2024 and 10.6% at March 31, 2024.
•Total capital ratio of 13.9% compares with 14.0% at December 31, 2024 and 13.8% as of March 31, 2024.
•Tangible common equity ratio of 7.0% compares with 6.8% at December 31, 2024 and 6.5% as of March 31, 2024.
•Tangible book value per common share of $33.97 increased 5.0% compared with fourth quarter 2024, reflecting AOCI impacts from lower long-term rates.
•Paid $186 million in common dividends to shareholders during first quarter 2025. This compares with $188 million in common dividends during fourth quarter 2024 and $197 million during first quarter 2024.
•Repurchased $200 million of common shares during first quarter 2025, compared with $225 million in fourth quarter 2024 and $300 million in first quarter 2024.

Citizens Financial Group, Inc.

Credit quality review				1Q25 change from
($s in millions)	1Q25	4Q24	1Q24	4Q24			1Q24
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$1,582	$1,664	$1,469	$(82)		(5)%	$113		8%
90+ days past due and accruing(2)	155	196	300	(41)		(21)	(145)		(48)
Net charge-offs	200	189	181	11		6	19		10
Provision for credit losses	153	162	171	(9)		(6)	(18)		(11)
Allowance for credit losses	$2,212	$2,259	$2,308	$(47)		(2)%	$(96)		(4)%
Nonaccrual loans and leases to loans and leases	1.15%	1.20%	1.02%	(5)	bps		13	bps
Net charge-offs as a % of total loans and leases	0.58	0.53	0.50	5			8
Allowance for credit losses to loans and leases	1.61	1.62	1.61	(1)			—
Allowance for credit losses to nonaccrual loans and leases	140%	136%	157%	4	bps		(17)	bps
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $137 million, $172 million, and $202 million of loans fully or partially guaranteed by the FHA, VA, and USDA for March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

First quarter 2025	vs.	fourth quarter 2024
•Nonaccrual loans of $1.6 billion decreased $82 million, or 5%, primarily reflecting a decrease in Commercial, as we continue working through the General Office portfolio and the rate of migration to nonaccrual continues to decline. Retail nonaccrual loans decreased as a result of the Non-Core transaction and continued runoff of the auto portfolio. The nonaccrual loans to total loans ratio of 1.15% decreased from 1.20% at December 31, 2024.
•Net charge-offs of $200 million, or 58 basis points of average loans and leases, includes a $25 million, or 7 basis point impact from the Non-Core transaction. Excluding the impact of this transaction, net charge-offs of 51 basis points are down 2 basis points from fourth quarter 2024. Commercial charge-offs are down modestly, with a sequential decline in commercial real estate charge-offs partially offset by a modest increase in C&I. Retail net charge-offs include the recognition of a $25 million charge-off associated with the Non-Core transaction and were broadly stable excluding this transaction.
•The first quarter 2025 provision for credit losses of $153 million compares with $162 million for fourth quarter 2024. The decrease is primarily driven by improving loan mix, primarily reflecting the Non-Core portfolio reduction, declining commercial real estate, and originations in retail real estate secured and commercial categories that have a lower loss content profile. The ratio of allowance for credit losses to total loans of 1.61% was broadly stable with 1.62% as of December 31, 2024.
•The allowance for credit losses to nonaccrual loans and leases ratio of 140% was up slightly from 136% as of December 31, 2024.

First quarter 2025	vs.	first quarter 2024
•Nonaccrual loans increased $113 million, or 8%, primarily reflecting an increase in the General Office segment of commercial real estate. The nonaccrual loans to total loans ratio of 1.15% increased from 1.02% at March 31, 2024.
•Net charge-offs of $200 million, or 58 basis points of average loans and leases, includes the Non-Core transaction charge-off recognized of $25 million. Excluding this transaction, net charge-offs are $175 million, or 51 basis points, a $6 million reduction. This reflects a $4 million decrease in commercial, and broadly stable retail charge-offs outside of the Non-Core transaction.
•Provision for credit losses of $153 million decreased compared with a $171 million provision in first quarter 2024 reflecting the runoff of the Non-Core portfolio and improving loan mix.
•Allowance for credit losses of $2.2 billion decreased $96 million compared with March 31, 2024 given the benefit of Non-Core runoff and improving loan mix. Allowance for credit losses ratio of 1.61% as of March 31, 2025, compares with 1.61% as of March 31, 2024.
•The allowance for credit losses to nonaccrual loans and leases ratio of 140% compares with 157% as of March 31, 2024.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    8:00 am ET
Dial-in: (800) 369-1703, conference ID 1679767
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on April 16, 2025 through May 16, 2025. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $220.1 billion in assets as of March 31, 2025. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q25 Change
		1Q25	4Q24	1Q24	4Q24		1Q24
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$544	$574	$517	($30)	(5%)	$27	5%
Less: Notable items		—	10	3	(10)	(100)	(3)	(100)
Noninterest income, Underlying (non-GAAP)		$544	$564	$514	($20)	(4%)	$30	6%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,935	$1,986	$1,959	($51)	(3%)	($24)	(1%)
Less: Notable items		—	10	3	(10)	(100)	(3)	(100)
Total revenue, Underlying (non-GAAP)	B	$1,935	$1,976	$1,956	($41)	(2%)	($21)	(1%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,314	$1,316	$1,358	($2)	—%	($44)	(3%)
Less: Notable items		—	24	85	(24)	(100)	(85)	(100)
Noninterest expense, Underlying (non-GAAP)	D	$1,314	$1,292	$1,273	$22	2%	$41	3%
Pre-provision profit:
Total revenue (GAAP)	A	$1,935	$1,986	$1,959	($51)	(3%)	($24)	(1%)
Less: Noninterest expense (GAAP)	C	1,314	1,316	1,358	(2)	—	(44)	(3)
Pre-provision profit (non-GAAP)		$621	$670	$601	($49)	(7%)	$20	3%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,935	$1,976	$1,956	($41)	(2%)	($21)	(1%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,314	1,292	1,273	22	2	41	3
Pre-provision profit, Underlying (non-GAAP)		$621	$684	$683	($63)	(9%)	($62)	(9%)
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$468	$508	$430	($40)	(8%)	$38	9%
Less: Income (expense) before income tax expense (benefit) related to notable items		—	(14)	(82)	14	100	82	100
Income before income tax expense, Underlying (non-GAAP)	F	$468	$522	$512	($54)	(10%)	($44)	(9%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$95	$107	$96	($12)	(11%)	($1)	(1%)
Less: Income tax expense (benefit) related to notable items		—	(3)	(21)	3	100	21	100
Income tax expense, Underlying (non-GAAP)	H	$95	$110	$117	($15)	(14%)	($22)	(19%)
Net income, Underlying:
Net income (GAAP)	I	$373	$401	$334	($28)	(7%)	$39	12%
Add: Notable items, net of income tax benefit		—	11	61	(11)	(100)	(61)	(100)
Net income, Underlying (non-GAAP)	J	$373	$412	$395	($39)	(9%)	($22)	(6%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$340	$367	$304	($27)	(7%)	$36	12%
Add: Notable items, net of income tax benefit		—	11	61	(11)	(100)	(61)	(100)
Net income available to common stockholders, Underlying (non-GAAP)	L	$340	$378	$365	($38)	(10%)	($25)	(7%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q25 Change
		1Q25	4Q24	1Q24	4Q24			1Q24
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,935	$1,986	$1,959	($51)		(2.65%)	($24)		(1.23%)
Less: Noninterest expense (GAAP)	C	1,314	1,316	1,358	(2)		(0.24)	(44)		(3.25)
Operating leverage							(2.41%)			2.02%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,935	$1,976	$1,956	($41)		(2.16%)	($21)		(1.10%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,314	1,292	1,273	22		1.66	41		3.25
Operating leverage, Underlying (non-GAAP)							(3.82%)			(4.35%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	67.91%	66.27%	69.33%	164	bps		(142)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	67.91	65.36	65.05	255	bps		286	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	20.26%	21.04%	22.28%	(78)	bps		(202)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	20.26	21.17	22.84	(91)	bps		(258)	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$22,188	$22,009	$21,700	$179		1%	$488		2%
Return on average common equity	K/M	6.21%	6.64%	5.63%	(43)	bps		58	bps
Return on average common equity, Underlying (non-GAAP)	L/M	6.21	6.84	6.77	(63)	bps		(56)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$22,188	$22,009	$21,700	$179		1%	$488		2%
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—		—	(1)		—
Less: Average other intangibles (GAAP)		142	136	153	6		4	(11)		(7)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	436	433	2		—	5		1
Average tangible common equity (non-GAAP)	N	$14,297	$14,122	$13,792	$175		1%	$505		4%
Return on average tangible common equity (non-GAAP)	K/N	9.64%	10.36%	8.86%	(72)	bps		78	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	9.64	10.66	10.65	(102)	bps		(101)	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$216,309	$217,548	$220,770	($1,239)		(1%)	($4,461)		(2%)
Return on average total assets	I/O	0.70%	0.73%	0.61%	(3)	bps		9	bps
Return on average total assets, Underlying (non-GAAP)	J/O	0.70	0.75	0.72	(5)	bps		(2)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$216,309	$217,548	$220,770	($1,239)		(1%)	($4,461)		(2%)
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—		—	(1)		—
Less: Average other intangibles (GAAP)		142	136	153	6		4	(11)		(7)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	436	433	2		—	5		1
Average tangible assets (non-GAAP)	P	$208,418	$209,661	$212,862	($1,243)		(1%)	($4,444)		(2%)
Return on average total tangible assets (non-GAAP)	I/P	0.73%	0.76%	0.63%	(3)	bps		10	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.73	0.78	0.75	(5)	bps		(2)	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q25 Change
		1Q25	4Q24	1Q24	4Q24		1Q24
					$/bps	%	$/bps	%
Book value per common share and tangible book value per common share:
Common shares - at period-end (GAAP)	Q	437,668,127	440,543,381	458,485,032	(2,875,254)	(1%)	(20,816,905)	(5%)
Common stockholders' equity (GAAP)	R	$22,753	$22,141	$21,747	$612	3	$1,006	5
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Other intangible assets (GAAP)		137	146	148	(9)	(6)	(11)	(7)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	433	—	—	5	1
Tangible common equity (non-GAAP)	S	$14,867	$14,246	$13,844	$621	4%	$1,023	7%
Book value per common share	R/Q	$51.99	$50.26	$47.43	$1.73	3%	$4.56	10%
Tangible book value per common share (non-GAAP)	S/Q	$33.97	$32.34	$30.19	$1.63	5%	$3.78	13%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	438,320,757	440,802,738	461,358,681	(2,481,981)	(1%)	(23,037,924)	(5%)
Average common shares outstanding - diluted (GAAP)	U	442,200,180	444,836,786	463,797,964	(2,636,606)	(1)	(21,597,784)	(5)
Net income per average common share - basic (GAAP)	K/T	$0.78	$0.83	$0.66	($0.05)	(6)	$0.12	18
Net income per average common share - diluted (GAAP)	K/U	0.77	0.83	0.65	(0.06)	(7)	0.12	18
Net income per average common share - basic, Underlying (non-GAAP)	L/T	0.78	0.86	0.79	(0.08)	(9)	(0.01)	(1)
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	0.77	0.85	0.79	(0.08)	(9)	(0.02)	(3)
Common equity ratio and tangible common equity ratio:
Total assets (GAAP)	V	$220,148	$217,521	$220,448	2,627	1	($300)	—%
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Other intangible assets (GAAP)		137	146	148	(9)	(6)	(11)	(7)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	433	—	—	5	1
Tangible assets (non-GAAP)	W	$212,262	$209,626	$212,545	$2,636	1%	($283)	—%
Common equity ratio (GAAP)	R/V	10.3%	10.2%	9.9%	14 bps		44 bps
Tangible common equity ratio (non-GAAP)	S/W	7.0	6.8	6.5	20 bps		50 bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q25 Change
		1Q25	4Q24	1Q24	4Q24			1Q24
					$/bps		%	$/bps		%
Net interest income and net interest margin on an FTE basis:
Net interest income (annualized) (GAAP)	X	$5,637	$5,620	$5,796	$17		—%	($159)		(3%)
Average interest-earning assets (GAAP)	Y	195,058	196,613	200,068	(1,555)		(1)	(5,010)		(3)
Net interest margin (GAAP)	X/Y	2.89%	2.86%	2.90%	3	bps		(1)	bps
Net interest income (GAAP)		$1,391	$1,412	$1,442	($21)		(1%)	($51)		(4%)
FTE adjustment		4	4	4	—		—	—		—
Net interest income on an FTE basis (non-GAAP)		1,395	1,416	1,446	(21)		(1)	(51)		(4)
Net interest income on an FTE basis (annualized) (non-GAAP)	Z	5,653	5,637	5,814	16		—	(161)		(3)
Net interest margin on an FTE basis (non-GAAP)	Z/Y	2.90%	2.87%	2.91%	3	bps		(1)	bps
Card fees, Underlying:
Card fees (GAAP)		$83	$97	$86	($14)		(14)	($3)		(3%)
Less: Notable items		—	11	3	(11)		(100)	(3)		(100)
Card fees, Underlying (non-GAAP)		$83	$86	$83	($3)		(3)	$—		—%
Other income, Underlying
Other income (GAAP)		$22	$28	$17	($6)		(21)	$5		29%
Less: Notable items		—	(1)	—	1		100	—		—
Other income, Underlying (non-GAAP)		$22	$29	$17	($7)		(24)	$5		29%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)		$696	$674	$691	$22		3%	$5		1%
Less: Notable items		—	17	17	(17)		(100)	(17)		(100)
Salaries and employee benefits, Underlying (non-GAAP)		$696	$657	$674	$39		6%	$22		3%
Equipment and software, Underlying:
Equipment and software (GAAP)		$194	$193	$192	$1		1%	$2		1%
Less: Notable items		—	3	8	(3)		(100)	(8)		(100)
Equipment and software, Underlying (non-GAAP)		$194	$190	$184	$4		2%	$10		5%
Outside services, Underlying:
Outside services (GAAP)		$155	$170	$158	($15)		(9%)	($3)		(2%)
Less: Notable items		—	4	12	(4)		(100)	(12)		(100)
Outside services, Underlying (non-GAAP)		$155	$166	$146	($11)		(7%)	$9		6%
Occupancy, Underlying:
Occupancy (GAAP)		$112	$112	$114	$—		—%	($2)		(2%)
Less: Notable items		—	5	7	(5)		(100)	(7)		(100)
Occupancy, Underlying (non-GAAP)		$112	$107	$107	$5		5%	$5		5%
Other operating expense, Underlying:
Other operating expense (GAAP)		$157	$167	$203	($10)		(6%)	($46)		(23%)
Less: Notable items		—	(5)	41	5		100	(41)		(100)
Other operating expense, Underlying (non-GAAP)		$157	$172	$162	($15)		(9%)	($5)		(3%)

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely”, “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank;
•The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers;
•A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR